                         PROFESSIONAL SERVICES AGREEMENT

This PROFESSIONAL SERVICES AGREEMENT (the "Agreement") is made effective the
Effective Date written on the signature page herein, and in consideration of the covenants, representations, and warranties set forth herein and other good and valuable consideration, between InnerSpace Corporation, Inc., a Delaware corporation having its principal place of business at 201 Allen Road, NE, Suite
310 in Atlanta, GA 30328-4864 ("Company") and R. E. Gross and Associates LLC,
having its principal place of business at 725 Winter Wind Way in Roswell, GA
30075-1853 ("Consultant"). Company and Consultant are sometimes hereinafter together collectively referred to as the Parties.

DUTIES OF CONSULTANT
Consultant shall perform the services (the "Services") and deliver the software
(the "Software") in accordance with the terms hereof and the Statement of Work attached hereto and marked Exhibit "A" and incorporated herein by reference for all purposes (the "Statement of Work"). Consultant shall perform all Services and design, develop and produce the Software and all related printed material in accordance with the terms of this Agreement. This Agreement and the Statement of
Work are sometimes together collectively referred to as the Agreement.

The term "Software" shall include, without limitation, modifications to
OneClaim(R)Plus as more particularly described in the Statement of Work and all printed material related to the Software, including manuals covering the installation, application and use of the Software.

The term "Services" shall include, without limitation, the Services set forth herein and in the Statement of Work and each of the following: Special studies, programming and application design and development, systems analysis and design, conversion and implementation planning, installation evaluation, all systems engineering services necessary to design, develop, produce, and install the
Software, all related printed portions of the Software, and all related printed portions of the Software.

The Services are to be performed at the premises of either the Company or the
Consultant, as may be designated solely by the Company.

If Consultant fails to perform in accordance with the terms of this provision, then Company shall have the rights set forth in the provision of this Agreement entitled Termination.

EXPERTISE OF CONSULTANT
Consultant and its personnel have expertise concerning the Software and the
Services and in the development of programs of the type set forth in this
Agreement and further Consultant and its personnel are qualified with suitable training, experience and skills, and have all rights and licenses necessary to fulfill the obligations described in this Agreement.

TERM
This Agreement shall take effect on the Effective Date and shall continue thereafter in full force and effect until either (the "Term"): (1) Company gives written notice to Consultant that the Services and the Software have been received by the Company and that the Services and the Software are in conformity with the terms of this Agreement and that the Company is thereby terminating the
Agreement; or (2) the Agreement is terminated or cancelled pursuant to any provision of this Agreement.

COMPENSATION
Consultant shall be paid according to the Statement of Work for the performance of the Services and relating to the Software (the "Compensation"). Consultant agrees that the number of hours necessary to complete the Services and Software in accordance with the terms of this Agreement shall not exceed the number of hours designated in the Statement of Work (the "Designated Hours") and that

Professional Services Agreement                              Page 1 of 12 Pages

Consultant will perform the Services regardless of the actual number of hours that are required to complete the upgrade to the Software. The Compensation includes all of Consultant's wages, taxes, overhead, general and administrative expenses (including associated personnel) and all other indirect and direct costs and any profit to be recovered or charged under this Agreement. The
Compensation further includes all expenses (including those relating to travel,
e.g. airfare, lodging, etc.) and out-of-pocket costs, e.g. photocopying, overnight courier, long-distance telephone charges, etc. Consultant shall pay its personnel at least the minimum wage applicable to each labor classification.
Consultant shall remit in a timely manner to appropriate governmental authorities and hold Company harmless from all applicable sales, use, gross receipts, value-added or similar levy (including interest and penalties imposed thereon) with respect to the Services and the Software.

Except for Services that must be performed on or with Company's computers,
Consultant shall provide all materials necessary pertaining to the Software and the Services.

Consultant shall receive no royalty or other remuneration pertaining to the
Software and the Services.

Consultant shall be paid according to the Statement of Work and within seven (7)
days after relevant payment is provided from the Customer for which the Software and Services are performed.

TESTING AND ACCEPTANCE
The Software and the Services are subject to acceptance testing reasonably designed to determine whether the Software and Services function in accordance with the Agreement (the "Testing"). At the time the Software or Services are delivered to Company, Company may, in its sole discretion, test the Software and
Services to determine whether, in the Company's sole discretion, the Software and Services function in accordance with the terms of this Agreement. If Company determines the Software and/or Services do not function in accordance with the terms of this Agreement, then the Consultant shall take all steps necessary such that the Software and Services are brought into conformity therewith ("Remedial
Work") in the sole discretion of the Company. Consultant shall complete the
Remedial Work within fifteen (15) days following the Testing (the "Remedial
Period"). Consultant shall complete the Remedial Work at no charge to the
Company. If, after the expiration of the Remedial Period, in the sole discretion of the Company, the Services or Software are not in conformity with the terms of this Agreement, or if Consultant fails to perform the Remedial Work during the
Remedial Period, then, Consultant shall be deemed to be in breach of this
Agreement and Company shall have the rights set forth in the paragraph of this
Agreement entitled Termination. Company's acceptance testing and written acceptance will occur in phases, as Software is completed and delivered. Such written acceptance of any phase shall unequivocally mean that compensation is due for that phase.

REPAIRS
Consultant agrees, at its sole cost, for thirty (30) days following the written acceptance by Company of the Services and the Software, to conduct any necessary repairs in connection with the Software and the Services such that the Services and Software shall operate in accordance with the terms of this Agreement (the
"Repair Period"). If during the Repair Period the Company notifies Consultant of a "Major Failure" (a material defect in the Software or Services that causes a substantial disruption of Company's business) Consultant shall promptly (but in no event later than two hours after receiving such notice) respond by telephone to acknowledge the Major Failure and shall promptly make its best effort to diagnose and correct the error. "Minor Failures" (any failure other than a Major
Failure) shall be diagnosed and corrected by the Consultant within a reasonable time by telephone support or through the issuance of updates or fixes.
Consultant acknowledges that a large accumulation of Minor Failures may collectively, within the sole discretion of the Company be characterized and treated by Company as a Major Failure if not corrected within a reasonable time.
All corrections shall recommence the sixty days Repair Period. If the Services and or the Software do not perform in accordance with the terms of the Agreement during the Repair Period, or if Consultant fails to perform in accordance with

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the terms of this provision, Consultant shall be deemed to be in breach of this
Agreement and the Company shall have the rights set forth in the paragraph of this Agreement entitled Termination.

WARRANTIES
Consultant represents and warrants that the Services, Software and the Custom
Work Product, when properly used as contemplated herein, will not infringe or misappropriate any United States copyright, trademark, patent, or any other similar law, or the trade secrets of any third persons and shall not contain any proprietary material owned by any other party (the "Nonconforming Product").
Upon being notified of a claim resulting from the failure of Consultant to perform his duty under this provision, Consultant shall immediately, at the option of the Company, and without limiting the right of the Company to exercise any other remedies available to it: (1) Defend through litigation or obtain through negotiation the right of Company to continue using the Nonconforming
Product; (ii) rework the Nonconforming Product so as to make it noninfringing while preserving the original functionality, or (iii) replace the Nonconforming
Product with its functional equivalent.

Consultant expressly warrants that the Services and the Software delivered under this Agreement shall conform to the terms of this Agreement.

Consultant expressly warrants that the Services and the Software is original work developed pursuant to this Agreement and created solely by the Consultant.

The terms of this provision shall survive any termination of this Agreement.

TERMINATION
(a) Subject to section (c) of this provision, this Agreement may be terminated by either Party upon the occurrence of any of the following events, and the terminating Party shall have no liability to the other Party for the exercise of such right:
        (1) By either Party, if the other Party has breached a covenant, obligation or warranty under this Agreement and such breach remains uncured for a period of thirty days after notice thereof is sent to such other Party;
        (2) By either Party, if the other Party ceases to conduct business; or
        (3) By Company, if Consultant either fails to comply with the provision entitled Duties of Consultant, perform the Remedial Work, or, during the Repair
Period, to make the Software or the Services perform in accordance with the terms of this Agreement and the Specifications.
(b) This Agreement may be terminated immediately by Company for Company's convenience upon notice to Consultant in accordance with the terms of this
Agreement.
(c) In the event either Party terminates this Agreement, Company shall have no further liability to Consultant, except to pay Consultant only for that portion, if any, of the Services or Software claimed and accepted by Company; if Company has paid Consultant for any Services or Software which are determined, after the expiration of the Remedial Period, to not be in conformity with the terms of this Agreement, then Consultant shall refund to Company all amounts paid to
Consultant by Company hereunder less payments due Consultant for Services or
Software that the Company elects to accept pursuant to written notice to
Consultant by Company.
(d) The rights and remedies set forth in this Agreement are cumulative, and the exercise of such rights shall be without prejudice to the enforcement of any other right or remedy authorized by law or this Agreement.

INDEPENDENT CONTRACTOR STATUS
Company and Consultant agree that Consultant shall perform its duties under this
Agreement as an independent contractor. Personnel employed by Consultant who perform duties related to this Agreement shall remain under the supervision, management, and control of Consultant, and shall not in any event be considered employees of Company. Nothing herein shall be deemed to establish a partnership,

Professional Services Agreement                              Page 3 of 12 Pages

joint venture, association or employment relationship between the Parties.
Consultant represents that it retains wide discretion in the time, manner and details of performance, is not under Company's direct supervision or control, has the skills and tools to perform the work, holds itself out generally as an independent contractor and has other substantial sources of income. The
Consultant shall not take any action, binding or otherwise enforceable upon nor enter into any contracts on behalf of Company.

NONCIRCUMVENTION
Consultant and Company each acknowledge that the other has expended considerable time, effort and resources to create valued business relationships and promising opportunities with respect to which each party may be introduced during the course of the Agreement. Therefore, during the Term, and for two years thereafter, Consultant and Company each agrees that it shall not, directly or indirectly hire, refer, solicit, nor attempt to solicit the services or business of any employee, customer or client of the other.
The terms set forth in this provision shall survive the termination of this
Agreement.

CONFIDENTIAL INFORMATION
(a) Consultant agrees that all information communicated to it by Company in any way related to the Software and Services is confidential. Consultant agrees that all information, conclusions, recommendations, reports, advice, or other documents generated by Consultant pursuant to this Agreement are confidential.
(b) Consultant shall use its best efforts to prevent disclosure of any
Confidential Information to any third party. Consultant shall instruct its personnel to keep that information confidential by using the same care and discretion that they use with similar data designated by Consultant as confidential, but in no event shall a Party or third party use less than its best efforts. Neither Party shall alter or remove from any Software, documentation or other Confidential Information of the other Party (or any third party) any proprietary, confidential, copyright, trademark or trade secret legend.
(c) Consultant acknowledges that all information concerning the Services,
Software and any future and proposed products of Company constitutes an exceptionally valuable trade secret of Company. Confidential Information includes, among other matters, the Software, the Services, the Custom Work
Product, the facts that the Software is planned, under development, or in production, as well as any descriptions of the features of the Software and the
Services, any computer programs, device drivers, code, fonts and the like in any way related to the Software and the Services, any and all program documentation, program listings, flow charts, logic diagrams, input and output forms, manuals, specifications, instructions, an other materials prepared by or for Company which are in any way related thereto.
(d) Consultant agrees that all of Consultant's obligations with respect to
Confidential Information shall survive the termination of this agreement and any relationship with Company.

COPYRIGHT
The following provisions govern the ownership and use of Custom Work Product.
For purposes of this Agreement, the term "Custom Work Product" includes the
Confidential Information, Services and the Software and is further inclusive of all analyses, discoveries, designs, software routines, programs, scripts, documentation, training manuals, and any fixes, new releases, enhancements or derivative works of the foregoing created by the Consultant or its personnel in furtherance of this Agreement including, without limitation, the following: (a)
All data, documentation, software and information in whatever form, first produced or created by or for Consultant as a result of or related to the performance of work or the rendition of the Services under this Agreement; and
(b) all data, documentation, software and information, in whatever form, not first produced or created by or for Consultant as a result of or related to the performance of work or the rendition of Services under this Agreement, but included in, necessary, useful or utilizable in or with the any of the Custom
Work Product or any portion of same. The Parties agree that the Custom Work
Product and any other works produced by Consultant under this Agreement, shall

Professional Services Agreement                              Page 4 of 12 Pages

be considered "works made for hire" as that term is understood under the copyright law of the United States, 17 U.S.C.ss.ss.101 et seq., so that all copyright and other property interest in the Custom Work Product and all other work pursuant to this Agreement shall vest in the Company only at the time when all the payments contemplated as the Total Price in Exhibit A hereto, Statement of Work, shall be received by Consultant. Thereupon Consultant shall have no more copyright or other property interest in any works, including the Custom
Work Product, produced under this Agreement. Consultant further agrees that any copyright or other property interest that vests in Consultant shall be assigned in their entirety to Company, and this assignment includes all of the exclusive rights under copyright law only at the time when all the payments contemplated as the Total Price in Exhibit A hereto, Statement of Work, shall be received by
Consultant. Consultant hereby irrevocably waives all other rights Consultant might have in the Custom Work Product and all other work created pursuant to this Agreement once Consultant receives such Total Price.

Any patentable invention or discovery which is conceived or first reduced to practice in the course of and relating to the Statement of Work during
Consultant's engagement with the Company or through the use of the Company's resources shall belong to the Company. Consultant shall (i) disclose promptly in writing to the Company any such discovery or invention, and (ii) assign all rights to such discoveries or inventions and any and all patents and patent applications thereon to the Company, and cooperate fully with the Company in the prosecution of patents or patent applications and the preparation and execution of all documents necessary or incidental thereto.

Consultant shall require any of its agents or employees who perform services for
Company to sign an agreement with Company which binds such agents and employees to the terms and conditions described above.

This provision and the assurances made herein shall survive the termination of this Agreement.

PROPERTY RIGHTS
Company and Consultant agree that all original material, including the Services,
Software and all related printed materials comprising the Services and Software, and all drawings, sketches, data sheets, manuals, files, records, equipment and other documents and any prototypes, beta test programs, Services, Software (or any updates thereof), and all parts thereof, information relating thereto, or any other materials containing any of said Services, Software or other information, originated and prepared for Company by Consultant pursuant to this
Agreement, the Custom Work Product, Confidential Information, and all
intellectual property including, but not limited to, all ideas and concepts contained in computer programs and software, documentation or other literature or illustrations that are conceived, developed, written, or contributed by
Consultant pursuant to this Agreement or that in any way relate to the Company, either individually or in collaboration with others, at the time when all the payments contemplated as the Total Price in Exhibit A hereto, Statement of Work, shall be received by Consultant, shall become the sole property and shall remain the sole property of Company and shall constitute both a trade secret owned exclusively by Company and Confidential Information of the Company and Company
shall retain all tangible and intangible rights therein. Consultant acknowledges and agrees that the sale or unauthorized use or disclosure of information concerning the Services, Software, Confidential Information, Custom Work Product
and any descriptions of the Services and Software shall constitute a breach of this Agreement and violation of a trade secret.

It is understood and agreed that any and all inventions, discoveries, developments and improvements made or acquired by Consultant pursuant to this
Agreement and which are related in any way to the Services or the Software, or any information related thereto, shall be Company's exclusive property at the time when all the payments contemplated as the Total Price in Exhibit A hereto,
Statement of Work, shall be received by Consultant. Consultant shall promptly

Professional Services Agreement                              Page 5 of 12 Pages

report the making of all such inventions, discoveries, developments and improvements to Company, and Consultant agrees to execute any and all documents necessary for the vesting or protection of Company's interests in said inventions, discoveries, developments and improvements, including the execution of written assignments thereof to Company, and to assist Company, at Company's expense, in the making and prosecution of any and all intellectual property applications relating thereto.

This provision and the assurances made herein shall survive the termination of this Agreement.

INJUNCTIVE RELIEF
The Parties acknowledge that violation by one Party of the provision of the sections designated Proprietary Rights, Copyright, Warranties, Indemnification,
Confidential Information or Noncircumvention would cause irreparable harm to the other Party not adequately compensable by monetary damages. In addition to other relief, it is agreed that preliminary and permanent injunctive relief shall be available to prevent any actual or threatened violation of such provisions.

LIMITATION OF LIABILITY
COMPANY SHALL NOT BE LIABLE TO CONSULTANT FOR ANY CLAIM ARISING OUT OF THIS
AGREEMENT IN AN AMOUNT EXCEEDING THE TOTAL CONTRACT PRICE FOR THE SERVICE OR
SOFTWARE AT ISSUE.

SECURITY; NO CONFLICTS
Each Party agrees to inform the other of any information made available to the other Party that is classified or restricted data, agrees to comply with the security requirements imposed by any state or local government, or by the United
States Government, and shall return all such material upon request. Each Party warrants that its participation in this Agreement does not conflict with any contractual or other obligation of the Party or create any conflict of interest prohibited by the U.S. Government or any other government and shall promptly notify the other Party if any such conflict arises during the Term.

INSURANCE
Each Party shall maintain adequate insurance protection covering its respective activities hereunder, including coverage for statutory worker's compensation, comprehensive general liability for bodily injury and tangible property damage, as well as adequate coverage for vehicles. Each Party shall hold the other harmless from liability for bodily injury, death and tangible property damage resulting from the acts or omissions of its officers, agents, employees or representatives acting within the scope of their work.

NOTICES
If delivered to the address and facsimile number set forth below or at such other address or facsimile number as designated in writing and delivered to the other Party, Notice shall be effective as follows: (1) Immediately when delivered in person or transmitted by facsimile; one day after being sent by overnight courier; or two days after being sent by first class mail postage prepaid:

If to Company:                      InnerSpace Corporation
                                    Attn:  Robert D. Arkin, President
                                    201 Allen Road, NE
                                    Suite 310
                                    Atlanta, GA 30328-4864

If to Consultant:                   R. E. Gross and Associates, LLC
                                    Attn:  Robert E. Gross, President
                                    725 Winter Wind Way
                                    Roswell, Georgia  30075-1853

Professional Services Agreement                              Page 6 of 12 Pages

CHOICE OF LAW
This Agreement, the relationship between the Parties hereto, and any litigation or dispute between the Parties hereto, whether based on contract or tort, in law or in equity, will be governed by, and construed according to, the laws of the
State of Georgia, without giving effect to conflicts of principles of law. This
Agreement is wholly performable in Fulton County, Georgia. In the event of any dispute over this Agreement or the relationship of the Parties to this
Agreement, the Parties agree that exclusive jurisdiction will be in the Georgia
District Courts of Fulton County, Georgia, or the United States District Courts
of the Northern District of Georgia, Atlanta Division. Company hereby consents to the exercise of personal jurisdiction by the aforementioned courts in the event of any dispute over this Agreement or the relationship of the Parties to this Agreement.

PARTIES BOUND; ASSIGNMENT
This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be transferred, assigned or subcontracted by Consultant without the prior written consent of the Company and any attempt to the contrary shall be void.

ENTIRE AGREEMENT, AMENDMENT
This Agreement and all attachments hereto embodies the entire agreement between the Parties hereto relating to the subject matter hereof and supersedes all prior or contemporaneous agreements, proposals, representations, statements or understandings, whether written or oral. No change, modification or waiver, other than as provided herein, of any other terms of this Agreement will be binding unless included in a written agreement and signed by the Parties.

FURTHER ASSURANCES
The Parties hereto shall execute and deliver such further instruments and documents as may be necessary to carry out the intent of this Agreement.

CONSIDERATION
The Parties hereto agree that this Agreement is supported by adequate consideration, being the mutual benefits, obligations and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged and confessed.

ATTORNEY'S FEES AND COURT COSTS
The prevailing Party in any litigation arising out of this Agreement, or the relationship of the Parties hereto, will be entitled to an award of its reasonable and necessary attorney's fees and costs of litigation.

ENFORCEABILITY
This Agreement will not be enforceable until signed by all of the Parties hereto.

SEVERABILITY
If any court determines that any provision in this Agreement is invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

NONWAIVER OF RIGHTS
No failure or delay on the part of any Party to exercise any right, power, or privilege of any Party hereunder will operate as a waiver of any right, power, or privilege under this Agreement.

Professional Services Agreement                              Page 7 of 12 Pages

DESCRIPTIVE HEADINGS
The title, headings, captions and arrangements used in this Agreement are for convenience only and will not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning hereof.

GENDER AND NUMBER
Throughout this Agreement, the singular number will include the plural, the plural will include the singular, and the use of any gender will be applicable to all genders.

JOINT PREPARATION
This Agreement was prepared jointly by the Parties hereto and not by any one
Party to the exclusion of any other.

COUNTERPARTS
This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates any of which may be executed by less than all of the Parties, provided that each Party executes at least one such duplicate. The
Parties stipulate that a photostatic copy of an executed original will be admissible in evidence for all purposes in any proceeding as between the
Parties.

AUTHORITY
Each of the Parties represents and warrants to the other that it has full and complete authorization and power to execute this Agreement in the capacity herein stated; and this Agreement is a valid, binding and enforceable obligation of each of the Parties and does not violate any law, rule, regulation, contract, or agreement otherwise enforceable by any of the Parties.

TIME OF THE ESSENCE
The parties to this Agreement expressly agree that time is of the essence of this contract.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Effective Date:  The 14th day of November, 2001.

COMPANY                                                       CONSULTANT:

/s/Robert D. Arkin                                            /s/Robert E. Gross
Robert D. Arkin                                               Robert E. Gross

Professional Services Agreement                              Page 8 of 12 Pages

                                   EXHIBIT "A"
                                STATEMENT OF WORK

This STATEMENT OF WORK amends and becomes a part of that certain PROFESSIONAL
SERVICES AGREEMENT by and between InnerSpaceCo, Inc., a Georgia Corporation having its principal place of business at 201 Allen Road, NE Suite 310 in
Atlanta, GA 30328-4864 ("Company") and R. E. Gross and Associates LLC, having its principal place of business at 725 Winter Wind Way in Roswell, Georgia
30075-1853 ("Consultant") having the Effective Date of the 9th day of November,
2001.

SERVICES TO BE PERFORMED
Services will include system design, computer programming and documentation of work in the Microsoft Visual Basic, C and/or other Programming Languages on IBM compatible personal computers and networks that use Microsoft Operating Systems and their variants. System design, computer programming and documentation of work in other environments may also be included, as Consultant is qualified and as Company from time to time may request.

The collection of computer programs known as OneClaim(R)Plus, which is licensed to Company from, and owned by MB Software Solutions, Inc., a Texas Corporation having its principal place of business at 2225 East Randol Mill Road Suite 305 in Arlington, TX 76011 ("Licensor") shall be modified by Consultant as specified elsewhere herein to include:

1. Conversion from Microsoft Visual Basic 4 to Microsoft Visual Basic 6;
2. Conversion from Microsoft ACCESS to Microsoft SQL and Microsoft SQL Server 2000;
3. Conversion from lower levels of Microsoft C or Microsoft C++ to Microsoft C++6;
4. Review of all third party control software, removal/updating of non-current versions of third party control software and conversion from third party control software to Microsoft versions, where practical; and all the while
5. Maintaining the functional equivalent to the OneClaim(R)Plus software, as originally provided.

SOFTWARE TO BE DELIVERED
Software delivered shall include all source and object programs, procedures, explanation, instructional material and any other documentation or item produced by Consultant relating to the Services.

COMPENSATION
Price. The price and payment schedule for the Services described herein shall be as set forth in the Price and Payment Table below. The applicable price for all additional Services shall be seventy-five dollars ($100.00) per hour, on a time and material basis, where an anticipated estimate of hours required will be mutually agreed in advance with an authorized representative of Company for each element of the Services. The Price includes all Consultant's wages, taxes, overhead, general and administrative expenses and all other indirect costs and any profit to be recovered or charged under this Agreement.

Expenses. Consultant shall bear all out of pocket expenses relating to this
Agreement. However, contingent with their preapproval by an authorized representative of Company and Consultant's timely providing of an appropriate receipt from their source of purchase, some out of pocket expenses may be individually considered.

Professional Services Agreement - Exhibit A - Statement of Work        Page 9 of 12 Pages

Price and Payment Table.

           1.     Payment with Agreement                     $  6,500.00
           2.     January 15, 2002                           $  5,500.00
           3.     February 15, 2002                          $  5,500.00
           4.     July 15, 2002                              $ 32,500.00
                                               Total Price:  $ 50,000.00

DESIGNATED HOURS
Consultant has no Designated Hours at which to perform the Services and is free to choose which hours are necessary to perform the Services.

DATE OF DELIVERY OF SOFTWARE AND COMPLETION OF SERVICES
Delivery of Software and Completion of Services shall be within reasonable proximity to the Target Completion dates below or at a time mutually agreed in advance with an authorized representative of Company for each element of the
Services, as such elements become defined.

Completion of Task Elements of the Services shall be as shown below or otherwise determined in advance by mutual agreement with an authorized representative of
Company for each element of the Services, as such elements become defined.

EQUIPMENT, SOFTWARE AND DOCUMENTATION PROVIDED
Consultant shall provide all necessary equipment to perform the services, with exception of equipment and software provided for herein by Company.

Professional Services Agreement - Exhibit A - Statement of Work        Page 10 of 12 Pages

                           ONECLAIM PLUS UPGRADE TASKS

TASK ELEMENTS                                                       INVESTED   TO DO       TARGET
                                                                      HOURS    HOURS     COMPLETION
1. OneClaim(R)Plus Analysis and Design
   Review of all the code, its structure and architecture. Plan       400       0         Completed
   and design the upgrade, including specific program migration strategies and minimization of conversion issues.

2. Security & Encryption
   The security and encryption software developed for MedEWay's        80       3         11/24/2001
   Internet site will be integrated into this UCP upgrade. It will use RC4/RC5 128 bit Public/Private
   keyed encryption. There is no new development required for this effort.

3. Communications Software
   The previous version of the OneClaim(R)Plus software relied        200      50          12/1/2001
   on TAPI custom controls to communicate with external
   systems. MedEWay (MBSSI's Parent) is
   addressing this issue and will provide these programs. The purpose of the this software is to communicate out of
   OneClaim(R)Plus to MedEWay's Electronic Claims Clearinghouse
   and Electronic Statement Processing Center.

4. Scheduler Software
   Scheduler software is already converted to Visual Basic 6.0.         12      40         12/7/2001
   Remaining work is required fitting the SQL database and
   removing/replacing and upgrading custom
   controls.

5. Database Utilities
   The entire set of database utilities included in the                  0      80          1/5/2002
   previous version of the software must be completely
   redeveloped. These will take about 2 weeks to
   complete.

6. Patient Wizard
   The "Patient Wizard" will be upgraded to operate                      0      60          1/7/2002
   consistently with the other programs, controls and database being upgraded.

7. SDS Billing
   This Billing module performs the functions of validating and        150      45         1/15/2002
   formatting claims and patient statements for production ion paper or electronic submission. Inspection
   by two developers, one highly skilled in C++, indicate that it will not be very difficult to upgrade the programs to
   work with VB6 and the SQL database - about a week's work,
   much of it checking the work and testing once programming is completed.

Professional Services Agreement - Exhibit A - Statement of Work        Page 11 of 12 Pages

TASK ELEMENTS                                                       INVESTED   TO DO       TARGET
                                                                      HOURS    HOURS     COMPLETION

8. OneClaim Plus Program (Main Application)

   Conversion of the Main Application is approximately 60%            100       120      1/21/2002
   completed, not counting integration with other programs and testing. There are several issues that
   must be addressed for the software to be completely
   functioning as it would in its current state.

        a. Completion of database upgrade to SQL Server 2000

        b. Completion of removal of custom controls that are no longer needed and upgrading controls

        c. Completion of look and feel testing Remaining work with this program will be spent addressing look and feel issues,
           integration of the other products with it, and testing

9. Help Files
   There is a large investment in the Help Files and they can            2       80      1/22/2002
   remain largely untouched. However, there is a moderate
   amount of structural work required to fit
   them into the upgraded software package.

10.Installation Procedure
   The automated installation and uninstallation process will            3       22       2/5/2002
   be accomplished, in a straightforward approach, using the
   Wise 3.5 for Windows Installer Utility
   program. The current installation program, although it might convert easily, will be entirely replaced in order to work with the recent advances in the Installer Utility program.
   This will be built and tested with the delivery of each
   module and finalized as the last development task.

                                                              TOTAL:  947       500